Exhibit 10.1

Royal Caribbean Cruises Ltd.

1050 Caribbean Way	tel: 305.539.6000
Miami, Fl 33132.2096 USA	www.royalcaribbean.com

December 19, 2008

Mr. Richard D. Fain

Chairman and Chief Executive Officer

Royal Caribbean Cruises Ltd.

Dear Mr. Fain

Reference is made to your employment agreement dated as of July 25, 2007.    Commencing January 1, 2009, all future quarterly distribution of shares of the    Company’s common stock required under Section 4(d) to be deposited in the rabbi trust will be issued instead directly to you. In addition, unless previously distributed to you pursuant to Section 4(d), the assets in the rabbi trust will be distributed to you on January 12, 2009. Except as amended by the foregoing, your employment agreement remains in   full force and effect in accordance with its terms.

Sincerely

Royal Caribbean Cruises Ltd.

By: /s/ Bradley H. Stein

Bradley H. Stein

Vice President, General Counsel

AGREED

/s/ Richard D. Fain

Richard D. Fain

December 19, 2008